Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 2024, relating to the consolidated financial statements of Beeline Financial Holdings, Inc., appearing in the Form 8-K/A of Eastside Distilling, Inc. for the years ended December 31, 2023 and 2022. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 5, 2025